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                                                                 EXHIBIT 99.1(a)

                           BLUE RIVER BANCSHARES, INC.
                              SHELBYVILLE, INDIANA

                          SHAREHOLDER RIGHTS AGREEMENT

         Blue River Bancshares, Inc. is conducting a rights offering in which it will issue up to 1,000,000 shares of its common stock. The terms of the rights offering entitle the holders of our common stock as of the close of business on the record date of July 31, 2003 to receive one (1) subscription right for every share of our common stock held. Each subscription right you have entitles you to subscribe for and purchase .4156 shares of our common stock, rounded down to the nearest whole number, at a subscription price of $4.50 per share. This is your basic subscription privilege.

         If any shares of common stock are not purchased by the exercise of the basic subscription privilege, you may be able to purchase additional shares by the exercise of your over-subscription privilege. Your over-subscription privilege entitles you to purchase an additional number of our shares, subject to the limits on the number of additional shares that may be purchased. These limitations are described in our prospectus delivered to you dated __________________, 2003 in the section entitled "The Rights Offering" under the subsections "What is the Over-Subscription Privilege?" and "How Do I Exercise My Over-Subscription Privilege?".

         We will only permit you to exercise your over-subscription privilege if:

         o you specify below your intent to exercise your over-subscription privilege, subject to the terms and conditions of the rights offering, and

         o the aggregate payment delivered or transmitted by you exceeds the aggregate price you must pay to purchase all shares you are entitled to purchase upon the exercise of your basic subscription privilege.

         Set forth below is the number of shares which you own of record as of July 31, 2003. The number of subscription rights evidenced by this shareholder rights agreement and which you are entitled to exercise pursuant to your basic subscription privilege is determined by multiplying the number of shares set forth below by .4156 and rounding down to the nearest whole number. For example, if you own 100 shares of record, your basic subscription privilege would be 41, calculated by multiplying 100 by .4156, which equals 41.56, and rounding 41.56 down to the nearest whole number, or 41.

         For a more complete description of the terms and conditions of the rights offering, please refer to the prospectus, which is incorporated herein by reference. Copies of the prospectus are available upon request from Lawrence T. Toombs, President, at (317) 398-9721.

         Our subscription agent must receive this shareholders rights agreement with payment in full by 5:00 p.m., eastern standard time, on the expiration date of the rights offering, which is __________________ , 2003.

         Any subscription rights not exercised prior to _________________, 2003 will expire and no longer be exercisable. Any exercise of a subscription right for shares of our common stock in the rights offering is irrevocable. We will issue certificates representing shares of common stock purchased in the rights offering as soon as practicable following the expiration date.

         We encourage you to review the prospectus and instructions before exercising your subscription rights. The subscription rights are not assignable or transferable.

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                RIGHTS HOLDER REPRESENTATIONS AND ACKNOWLEDGMENTS

         As an inducement to Blue River to accept this shareholder rights agreement, the undersigned hereby acknowledges, understands and agrees as follows:

         (a) The undersigned was a shareholder of record or the beneficial owner of shares of Blue River on July 31, 2003.

         (b) The shareholder rights agreement and the exercise of rights evidenced by the shareholder rights agreement may be rejected, in whole or in part, at the sole discretion of Blue River. In the event that this shareholder rights agreement, and the exercise of rights evidenced by the shareholder rights agreement, is rejected by Blue River for whatever reason, all funds that the undersigned has paid pursuant to this shareholder rights agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

         (c) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by Blue River when issuing shares of its common stock upon the exercise of the basic subscription privilege and over-subscription privilege of the undersigned.

         (d) This shareholder rights agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his interest under this shareholder rights agreement.

         (e) This shareholder rights agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to choice of law principles.

         (f) All information contained in this shareholder rights agreement with respect to the undersigned shall be true, accurate and complete on the date of this agreement and on the date that this agreement is accepted by Blue River. The undersigned shall indemnify and hold harmless Blue River and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision by the undersigned contained in this shareholder rights agreement.


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                               EXERCISE OF RIGHTS

         The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for shares of the common stock of Blue River as indicated below, on the terms and subject to the conditions specified in the prospectus of Blue River dated ___________________, 2003, receipt of which is hereby acknowledged.

         (a) Number of rights exercised pursuant to the basic subscription privilege:

                                                x .4156 =                     (round down)
             ------------------                                  ---------
             (not to exceed number                                  (A)
             of shares owned on record date)

                                                x $4.50 =       $             payment
             ------------------                                  --------
                (A)

         (b) Number of rights exercised pursuant to the over-subscription privilege:

                                x  .4156 =                          (round down)
             ------------------                 -------------------
                                                        (A)

                                x  $4.50 =     $                    payment.
             ------------------                 -------------------
                    (A)

         The number of additional shares of our common stock that you will be entitled to purchase if you exercise your over-subscription privilege will be limited. Absent the approval of our board of directors in their discretion, you will not be entitled to purchase shares of our common stock pursuant to either offering which would cause you to own 10% or more of our common stock.

         By exercising the over-subscription privilege, the undersigned represents and certifies that the undersigned has fully exercised its basic subscription privilege.

         (c) Total Subscription: This is equal to the total amount of the payments listed under sections (a) and (b). The total subscription price is $________________.

         If the aggregate payment enclosed or transmitted is insufficient to purchase the total number of shares of common stock included in lines (a) and
(b), or if the number of shares being subscribed for is not specified, you will be considered to have subscribed for the maximum number of shares of common stock that could be subscribed for with the payment enclosed or transmitted. If the number of shares of common stock to be subscribed for pursuant to the over-subscription privilege is not specified and the amount enclosed or transmitted exceeds the total purchase price for all shares which may be purchased upon the exercise of your basic subscription privilege, you will be considered to have exercised your over-subscription privilege to purchase, to the extent available, the maximum number of shares of common stock that could be purchased with the payment enclosed or transmitted, subject to the limit on the number of shares you may purchase upon the exercise of your over-subscription privilege.

         To the extent any portion of the payment enclosed or transmitted remains after applying the above procedures, these funds will be mailed to you without interest as soon as practicable after the expiration date of the rights offering. The number of additional shares of our common stock that you will be entitled to purchase if you exercise your over-subscription privilege will be limited. The maximum number of shares you will be entitled to purchase upon the exercise of your over-subscription privileges may be on a pro rata basis with other shareholders exercising their over-subscription privileges.

         If the number of shares available for oversubscriptions is less than the total number requested by shareholders who exercise the oversubscription privilege, we will allocate the available shares among the oversubscribing shareholders proportionately based on the relative numbers of requested shares. In other words, a shareholder whose oversubscription request represents 10% of the total number of requested shares will be allocated 10% of the available shares. Since we will not issue fractional shares, we will round the number of shares allocated to each shareholder to a whole number.

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           METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

[ ] Check, bank draft, or money order payable to Continental Stock Transfer & Trust Company, as agent for Blue River Bancshares, Inc.; or

[ ]     Wire transfer of immediately available funds directed to:

    Wire to subscription agent:

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    ABA#:

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    Further Credit:

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    Account #:

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    Further Credit:

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    Account #:

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 IN WITNESS WHEREOF, the undersigned (has/have) executed this Shareholder Rights

Agreement as of                    , 2003.
                ------------------

Rights holder's Signature(s)
                            -----------------------------------

Rights holder's Signature(s)                                   (If held jointly)
                            -----------------------------------

Rights holder's Residential Address
                                   ----------------------------

Telephone No. (   )
               --- ---- --------

                              DELIVERY INSTRUCTIONS

Address for mailing of Common Stock certificate in accordance with the prospectus if other than shown on the first page hereof:

Name: ----------------------------------------

Address: ----------------------------------------

Rights holder's Signature(s): ----------------------------------------

Rights holder's Signature(s): -------------------------------- (If held jointly)

Signatures Guaranteed by: ----------------------------------------

Note: If the addressee above is not a commercial bank, broker, dealer, credit union, national securities exchange or savings association or the shareholder named on this shareholder rights agreement, then the shareholder


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completing this shareholder rights agreement must have a participant in a securities transfer association recognized medallion program guarantee such rights holder's signature.